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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


         We consent to the use in this Registration Statement of Kelley Oil & Gas Corporation on Form S-4 of our report dated May 17, 1999 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Houston, Texas
July 29, 1999